Exhibit 10.23

EIGHTH AMENDMENT TO THE

BIRDS EYE FOODS MASTER SALARIED RETIREMENT PLAN

AND

FIFTEENTH AMENDMENT TO THE

BIRDS EYE FOODS MASTER HOURLY PENSION PLAN

This Amendment is adopted by Birds Eye Foods, Inc., a corporation duly formed and existing under and by virtue of the State of Delaware (referred to herein as the “Employer”).

WITNESSETH

WHEREAS, the Employer has adopted the Birds Eye Foods Master Salaried Retirement Plan (the “Retirement Plan”) which was amended and restated effective January 1, 2001; and

WHEREAS, the Employer has adopted the Birds Eye Foods Master Hourly Plan (the “Pension Plan”) which was amended and restated effective July 1, 2001; and

WHEREAS, the Employer has taken action to merge the Retirement Plan into the Pension Plan effective April 1, 2007 or as soon thereafter as may be administratively feasible; and

WHEREAS, the Employer has reserved the right to amend the Retirement Plan and the Pension Plan;

NOW, THEREFORE, the Retirement Plan and the Pension Plan are hereby amended as follows:

1.             The Retirement Plan is merged into the Pension Plan effective April 1, 2007 or as soon thereafter as is administratively feasible.

2.             Notwithstanding any other provision of the Retirement Plan or the Pension Plan to the contrary, the accrued benefit of each participant in the merged plan, determined on a termination basis in accordance with ERISA section 4044, shall not be less after the merger than immediately before the merger.

3.             Notwithstanding any other provision of the Retirement Plan or the Pension Plan to the contrary, all optional forms of benefit or other rights or features available to a participant under the Retirement Plan or Pension Plan which are protected under the nondiscrimination provisions of the Internal Revenue Code shall remain available to such participants under the merged plan.

4.             In no event shall the merger of the Retirement Plan and Pension Plan result in a reduction in the rate of future benefit accrual under the merged plan.

5.             Effective upon the completion of the merger of the Retirement Plan into the Pension Plan, the name of the merged plan shall be the:

“BIRDS EYE FOODS PENSION PLAN”

6.             Except as expressly provided in this Amendment, the terms and provision of the Retirement Plan and the Pension Plan, as applicable to the respective participants and beneficiaries of the Retirement Plan and Pension Plan, shall remain in full force and effect after the effective date of the completion of the merger.

IN WITNESS WHEREOF, this Amendment has been executed this 17th day of April, 2007.

BIRDS EYE FOODS, INC.

/s/ Lois Warlick-Jarvie

By: Lois Warlick-Jarvie

Title: Senior Vice President of Administration